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                                                                 Exhibit 5.1

                     [Letterhead of Dewey Ballantine LLP]

                                          July 17, 2001

Triad Hospitals, Inc.
13455 Noel Road, 20th Floor
Dallas, TX 75240

Ladies and Gentlemen:

   Re: 8 3/4% Series B Senior Notes Due 2009

   We have acted as counsel to Triad Hospitals, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $600,000,000 aggregate principal amount of 8 3/4% Series B Senior Notes due 2009 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 8 3/4% Senior Notes due 2009 (the "Old Notes"), as described in the Registration Statement on Form S-4 relating to the Exchange Offer (as amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of April 27, 2001 (the "Indenture"), by and between the Company and Citibank, N.A. (the "Trustee").
The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Indenture is an exhibit to the Registration Statement.

   In rendering the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, agreements and such matters as we have deemed necessary or appropriate for the purpose of this opinion.

   In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the correctness of all statements of fact in all documents examined. We have further assumed that (i) all parties to the foregoing documents (other than the Company) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform their respective obligations under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (other than the Company), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto (other than the Company) enforceable against such party in accordance with its terms. In rendering the opinion set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives and public officials.

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   Based upon and subject to the foregoing, we are of the opinion that the
Exchange Notes have been duly authorized by the Company and, upon due authentication of the Exchange Notes by the Trustee and issuance pursuant to the Exchange Offer in accordance with the terms thereof, the Exchange Notes will be duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

   In rendering the foregoing opinion, we express no opinion, either directly or indirectly, as to laws other than the laws of the State of New York and the general corporate laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution) as of the date hereof. The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

   We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

   This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                          Very truly yours,

                                          DEWEY BALLANTINE LLP